EXHIBIT 99.1

Rock of Ages FOR IMMEDIATE RELEASE	Investor Contact: Neil G Berkman Berkman Associates (310) 277-5162 info@BerkmanAssociates.com	Company Contact: Kurt Swenson Chairman & CEO (603) 225-8397 www.RockofAges.com

Rock of Ages Reports First Quarter Results

     CONCORD, NEW HAMPSHIRE, May 10, 2005 . . . Rock of Ages Corporation (NASDAQ/NMS:ROAC) today announced financial results for the first quarter of 2005.
     "Because winter snows and freezing temperatures affect virtually every aspect of our business, the first quarter historically is the seasonally weakest quarter of the year for Rock of Ages. As we last experienced in 2003, heavy snow and rain in March exacerbated this seasonal pattern again this year by delaying by several weeks the return to normal market conditions. This had an especially dramatic impact on our quarrying operations, although manufacturing and retailing also were affected to a lesser extent," said Chairman and CEO Kurt Swenson.
      "The company's first quarter results also reflected planned increases in personnel, sales and marketing and other expenses associated with the implementation of our strategy to grow our Memorials division, which includes our retail and manufacturing segments. Our staffing program is now nearly complete. Rick Wrabel, President of the Memorials division, has assembled an outstanding team of industry veterans and professionals from outside our industry with extensive experience in building retail businesses. We believe our team has the right mix of skills and experience successfully to implement our aggressive growth plan.
      "We are making significant strides in our Outreach program, which is designed to expand our retail distribution capability by establishing mutually beneficial relationships with funeral homes and cemeteries that complement our owned and authorized store network. Our new branding and marketing programs have been well-received by our retailers, who also are enthusiastic about our plans to expand the range of products we offer as we roll out our 'total memorialization' concept in the months to come. We plan to support our expanding retail capabilities with a print advertising program in leading media that will be launched in the second half of this year. We are confident that these and other investments we are making will deliver growth in our Memorials division beginning later this year and accelerating in 2006 and beyond," Swenson added.

First Quarter Results

     For the three months ended March 31, 2005, revenue decreased to $10,471,000 from $12,162,000 for the first quarter of 2004. For the first quarter of 2003, revenue was $9,572,000. The net loss for the first quarter of 2005 was $6,954,000, or $0.94 per share. This compares to a net loss of $3,424,000, or $0.47 per share, for the first quarter of 2004, and a net loss of $4,881,000, or $0.68 per share, for the first quarter of 2003.

     At March 31, 2005, cash and equivalents amounted to $2,555,000, and shareholders' equity was $52,932,000, or $7.16 per outstanding share.

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Rock of Ages Reports First Quarter Results
May 10, 2005
Page Two

     As a result of the first quarter results this year, the company was in violation of the Cash Flow to Debt Service covenant on its credit facility as modified in the first quarter of 2005. The Company is in the process of obtaining a waiver from its lenders for the first quarter violation and expects to obtain that waiver prior to the filing of its 10Q. The Company and its lenders have not modified any of the required covenants for the balance of 2005 but the Company believes it is probable that it will either be in compliance with those covenants or will be able to cure any default under those covenants for the balance 2005.

Conference Call

     Rock of Ages has scheduled a conference call at 11:00 a.m. ET. A live Webcast may be accessed from the Audio Presentations link at www.RockofAges.com/investor. A replay will be available at these same Internet addresses, or at (800) 633-8284, reservation #21231468.

About Rock of Ages

     Rock of Ages (www.RockofAges.com) is the largest integrated granite quarrier, manufacturer and retailer of finished granite memorials and granite blocks for memorial use in North America.

Forward-Looking Statements

     This press release contains statements that are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are based on current expectations, estimates and projections about our business or expected events based, in part, on assumptions made by management. These statements are not guarantees of future performance and involve risks, uncertainties and assumptions that are difficult to predict. Therefore, actual events, results or outcomes may differ materially from what is expressed or forecasted in such forward-looking statements due to numerous factors, including the following: our ability to successfully execute our strategy to expand our business through acquisitions, opening new stores, maintaining our relationships with independent retailers, and forming and maintaining relationships with other death care professionals; changes in demand for the Company's product; product mix; the timing of customer orders and deliveries; the impact of competitive products and pricing; the success of the Company's branding programs; the excess or shortage of production capacity, difficulties encountered in the integration of acquired businesses; weather conditions; and other risks discussed from time to time in the Company's Securities and Exchange Commission filings and reports including, but not limited to, the risks discussed in the Company's Annual Report on Form 10-K for the year ended December 31, 2004. In addition, such statements could be affected by general industry and market conditions and growth rates, and general domestic and international economic conditions. Such forward-looking statements speak only as of the date on which they are made, and the Company does not undertake any obligation to update any forward-looking statement to reflect events or circumstances after the date of this release.

(tables attached)

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ROCK OF AGES CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In Thousands Except Per Share Amounts)(Unaudited)

	Three Months Ended

	April 2,	April 3,	March 31,
	2005	2004	2003

Net revenue:
Quarrying	$3,566	$4,532	$2,856
Manufacturing	2,850	3,232	3,579
Retailing	4,055	4,398	3,137

Total net revenue	10,471	12,162	9,572

Gross profit:
Quarrying	(877)	350	(618)
Manufacturing	199	644	873
Retailing	1,829	2,203	1,224

Total gross profit	1,151	3,197	1,479

Selling, general and administrative expenses:
Quarrying	894	842	743
Manufacturing	1,207	857	837
Retailing	6,086	4,577	4,343

Total SG&A expenses	8,187	6,276	5,923

Divisional operating income (loss):
Quarrying	(1,771)	(492)	(1,361)
Manufacturing	(1,008)	(213)	36
Retailing	(4,257)	(2,374)	(3,119)

Divisional operating income (loss)	(7,036)	(3,079)	(4,444)

Unallocated corporate overhead	1,366	1,291	1,246
Adverse judgment and legal expenses	—	—	586

Loss from continuing operations before interest and taxes	(8,402)	(4,370)	(6,276)
Interest expense	317	136	149

Loss from continuing operations before taxes	(8,719)	(4,506)	(6,425)
Income tax benefit	(1,765)	(1,120)	(1,543)

Loss from continuing operations	(6,954)	(3,386)	(4,882)
Discontinued operations, net of income taxes	—	(38)	1

Net Loss	$(6,954)	$(3,424)	$(4,881)

Per share information:
Net Loss per share ‑basic
Loss from continuing operations	$(0.94)	$(0.47)	$(0.68)
Discontinued operations	—	—	—

Net Loss per share ‑ basic	$(0.94)	$(0.47)	$(0.68)

Net Loss per share ‑diluted
Loss from continuing operations	$(0.94)	$(0.47)	$(0.68)
Discontinued operations	—	—	—

Net Loss per share ‑ diluted	$(0.94)	$(0.47)	$(0.68)

Weighted average number of common shares outstanding ‑ basic	7,396	7,215	7,186
Weighted average number of common shares outstanding ‑ diluted	7,396	7,215	7,186

ROCK OF AGES CORPORATION
COMPARATIVE CONSOLIDATED BALANCE SHEETS
(US $ In Thousands) (Unaudited)

	April 2,	December 31,
	2005	2004

ASSETS
CURRENT ASSETS:
Cash & Cash Equivalents	$2,555	$4,298
Trade Receivables, net	11,440	15,017
Inventories	26,472	23,858
Other Current Assets	7,113	5,501

TOTAL CURRENT ASSETS	47,580	48,674

OTHER ASSETS:
C.S.V. Life Insurance	743	743
Goodwill	318	163
Other Intangibles	369	388
Deferred Tax Assets ‑ Long Term	6,740	6,740
Intangible Pension Asset	739	739
Long‑term Investments	4,110	4,112
Other	825	888

TOTAL OTHER ASSETS	13,844	13,773

FIXED ASSETS:
Property and Equipment	81,891	76,289
Less Accumulated Depreciation	31,106	30,159

NET FIXED ASSETS	50,785	46,130

TOTAL ASSETS	$112,209	$108,577

LIABILITIES AND EQUITY

CURRENT LIABILITIES:
Borrowings under Line of Credit	$11,621	$7,287
Current Portion LTD	316	36
Current Installments of Deferred Compensation	369	372
Accounts Payable	2,530	2,433
Accrued Expenses	3,632	4,234
Customer Deposits	11,470	8,173

TOTAL CURRENT LIABILITIES	29,938	22,535

Long‑Term Debt, Excluding Current Portion	19,429	16,289
Deferred Compensation	6,715	6,620
Accrued Pension Cost	2,209	1,993
Deferred Tax Liability	30	30
Other Liabilities	956	924

TOTAL LIABILITIES	59,277	48,391

STOCKHOLDERS' EQUITY:
Common Stock	74	74
Additional Paid In Capital	66,106	66,267
Accumulated Deficit	(12,242)	(5,288)
Other Comprehensive Loss	(1,006)	(867)

TOTAL STOCKHOLDER'S EQUITY	52,932	60,186

TOTAL LIABILITIES & STOCKHOLDER'S EQUITY	$112,209	$108,577

EXHIBIT 99.2

Rock of Ages FOR IMMEDIATE RELEASE	Investor Contact: Neil G Berkman Berkman Associates (310) 277-5162 info@BerkmanAssociates.com	Company Contact: Kurt Swenson Chairman & CEO (603) 225-8397 www.RockofAges.com

 Rock of Ages Declares Quarterly Dividend

     CONCORD, NEW HAMPSHIRE, May 10, 2005 . . . Rock of Ages Corporation (NASDAQ/NMS:ROAC) announced today that its Board of Directors has declared a quarterly dividend of $0.025 per share. The dividend will be payable on June 16, 2005 to shareholders of record on May 26, 2005.

About Rock of Ages

     Rock of Ages (www.RockofAges.com) is the largest integrated granite quarrier, manufacturer and retailer of finished granite memorials and granite blocks for memorial use in North America.

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